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                                                                    EXHIBIT 21.1



                   SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.



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Name                                   Jurisdiction      Ownership Interest Held
                                                         by its Immediate Parent
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Renaissance Reinsurance Ltd.             Bermuda                 100%
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Glencoe Group Holdings Ltd.              Bermuda                 100%
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Glencoe Insurance Ltd.                   Bermuda                 100%
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Glencoe U.S. Holdings Inc.               Delaware                100%
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DaVinciRe Holdings Ltd.                  Bermuda                 (1)
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DaVinci Reinsurance Ltd.                 Bermuda                 100%
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Lantana Insurance Ltd.                   Bermuda                 100%
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Renaissance Reinsurance of Europe        Ireland                 99%(2)
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Renaissance Underwriting Managers Ltd.   Bermuda                 100%
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RenaissanceRe Capital Trust              Delaware                (3)
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Stonington Insurance Company             Texas                   100%(4)
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(1)  We own 25% DaVinciRe's outstanding equity but control a majority of its outstanding voting power, and accordingly, DaVinciRe's financial results are consolidated in our financial statements.
(2)  A 1% interest is held by RenaissanceRe Holdings Ltd.
(3) Common Securities owned represent 3% of the outstanding beneficial interests in the Capital Trust, and 100% of the ordinary voting power.
(4)  Owned by Glencoe U.S. Holdings Inc.


The names of a number of our subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a single significant subsidiary.